Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of November 9, 2023

to

AMENDMENT NO. 1 TO
POOLING AND SERVICING AGREEMENT

between

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.,
as Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as General Master Servicer

KEYBANK NATIONAL ASSOCIATION,
as General Special Servicer

NATIONAL COOPERATIVE BANK, N.A.,
as NCB Master Servicer and as NCB Special Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Certificate Administrator

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

and

PARK BRIDGE LENDER SERVICES LLC,
as Operating Advisor and as Asset Representations Reviewer

BANK 2021-BNK31,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-BNK31

AMENDMENT NO. 1, dated as of November 9, 2023 (this “Amendment”), between Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “Depositor”), Wells Fargo Bank, National Association, as general master servicer (in such capacity, the “General Master Servicer”), KeyBank National Association, as general special servicer (the “General Special Servicer”), National Cooperative Bank, N.A., as NCB master servicer (in such capacity, the “NCB Master Servicer) and as NCB special servicer (in such capacity, the “NCB Special Servicer), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “ Asset Representations Reviewer”), to the Pooling and Servicing Agreement, dated as of February 1, 2021 (the “Agreement”), between the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer, the Certificate Administrator, the Trustee, the Asset Representations Reviewer and the Operating Advisor relating to BANK 2021-BNK31, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31.

RECITALS

A.       The Depositor desires that Article I of the Agreement be amended to address a manifest error therein.

B.       Section 13.01(a) of the Agreement provides that the Agreement may be amended from time to time by the agreement of the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer, without the consent of any of the Certificateholders or the Companion Holders, among other things, to correct any defect or ambiguity in the Agreement in order to address any manifest error in any provision of the Agreement; provided no such amendment may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations or rights of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Agreement, without the consent of such Mortgage Loan Seller; and provided, further, that no such amendment may materially and adversely affect the holder of a Companion Loan without such Companion Holder’s consent.

C.        Section 13.01(c) of the Agreement provides that none of the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator, the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer or the NCB Special Servicer shall consent to any amendment to the Agreement without having first received an Opinion of Counsel to the effect that such amendment is permitted under the Agreement and that such amendment or the exercise of any power granted to the applicable Master Servicer, the applicable Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the

Code. Furthermore, no amendment to the Agreement may be made that changes any provision specifically required to be included in the Agreement by an Intercreditor Agreement related to a Companion Loan without in each case the consent of the holder of the related Companion Loan(s).

D.       The Opinion of Counsel required by the Agreement has been delivered to the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator, the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer and the NCB Special Servicer.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

Section 2. Amendment.

Effective as of the date of this Amendment, the following changes are made to the Agreement.

(a)       The definition of “NCB Mortgage Loans” under Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“NCB Mortgage Loans”: Those Mortgage Loans sold to the Depositor pursuant to the related Mortgage Loan Purchase Agreement by NCB and indicated as an NCB Mortgage Loan on the Mortgage Loan Schedule.

(b)       Any and all references to “NCB Mortgage Loans” in the Agreement shall mean “NCB Mortgage Loans” as redefined hereby.

Section 3. Effect of Amendment.

Upon execution of this Amendment, the Agreement shall be, and be deemed to be, amended in accordance herewith, and the respective rights, limitations, obligations, duties, liabilities and immunities of the Certificate Administrator, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer, the Trustee, the Operating Advisor and the Asset Representations Reviewer, shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and all the terms and conditions of this Amendment shall be, and be deemed to be, part of the terms and conditions of the Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 4. Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall be binding upon and inure to the benefit of the Certificateholders.

Section 5. Governing Law; Waiver of Trial by Jury.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES UNDER THE AGREEMENT.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6. Severability of Provisions.

If any one or more of the agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

Section 7. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8. Counterparts.

This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. This Amendment shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transaction Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings..

IN WITNESS WHEREOF, the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

WELLS FARGO COMMERCIAL MORTGAGE
SECURITIES, INC.,

Depositor

By: /s/ Nicholas Cerulo

  Name: Nicholas Cerulo

  Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

General Master Servicer

By: /s/ Amanda Perkins

  Name: Amanda Perkins

  Title: Director

KEYBANK NATIONAL ASSOCIATION,

General Special Servicer

By: /s/ Mike Jenkins

  Name: Mike Jenkins

  Title: Vice President

NATIONAL COOPERATIVE BANK, N.A.,

NCB Master Servicer and NCB Special Servicer

By: /s/ Brian Pace

  Name: Brian Pace

  Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Certificate Administrator

By: Computershare Trust Company, National Association, as its attorney in fact

By: /s/ Stephanie Atwell

  Name: Stephanie Atwell

  Title: Vice President

BANK 2021-BNK31 – Amendment No. 1 to Pooling and Servicing Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Trustee

By: /s/ Beverly D. Capers

  Name: Beverly D. Capers

  Title: Vice President

PARK BRIDGE LENDER SERVICES LLC,
Operating Advisor and Asset Representations Reviewer

By: /s/ Robert J. Spinna Jr.

  Name: Robert J. Spinna Jr.

  Title: Managing Member

BANK 2021-BNK31 – Amendment No. 1 to Pooling and Servicing Agreement